PROSPECTUS
                                  10,865 SHARES

                                 HONEYWELL INC.

                                  COMMON STOCK

                            PAR VALUE $1.50 PER SHARE

                              .....................

     This Prospectus relates to an aggregate of 10,865 shares (the "Shares") of Common Stock, par value $1.50 per share (the "Common Stock"), of Honeywell Inc. (the "Company") previously issued by the Company to various members of the Board of Directors thereof as compensation for certain directors' fees described below at prices ranging from $31.0625 to $38.1875 per share and to be sold from time to time by such directors (the "Selling Shareholders") in transactions on the New York Stock Exchange ("NYSE") through licensed broker-dealers, at then prevailing market prices or otherwise at prices and on terms then obtainable. The expenses of the registration of the Shares, including legal and accounting fees, will be paid by the Company.

     The Selling Shareholders have advised the Company that they have not made any arrangement with any broker-dealer for the sale of the Shares. The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of the Securities Act of 1933 (the "Act"), in which case any commissions received by a broker-dealer and any profit realized by them on the resale of the Shares as
principal may be deemed to be underwriting compensation under the Act.   See
"Plan of Distribution."

     The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction and any broker-dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

     The Common Stock is traded on the NYSE. On May 12, 1995 the closing price of the Common Stock, as reported by the NYSE, was $39.375.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE


                  THE DATE OF THIS PROSPECTUS IS MAY 15, 1995.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the public reference facilities and the Commission at Room 2400, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices, located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Registration Statement may be inspected without charge at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference into this Prospectus:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1994;

     (b)  Current Reports on Form 8-K dated January 9 and February 6, 1995;

     (c) Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1995; and

     (d) Description of the Common Stock contained in Form 10 Registration Statement dated May, 1935, and all amendments thereto, and description of Preferred Stock Purchase Rights on Form 8-A Registration Statement dated March 3, 1986, and all amendments thereto.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Requests for such copies should be directed to Office of Corporate Secretary, Honeywell Inc., Honeywell Plaza, P.O. Box 524, Minneapolis, Minnesota 55440-0524, telephone number (612) 951-0091.

                                 USE OF PROCEEDS

     Not applicable. The Shares have been issued by the Company to the Selling Shareholders in consideration for services rendered by them as directors of the Company. The Company does not intend to sell any of the Shares directly.


                              SELLING SHAREHOLDERS

     Certain information about the Selling Shareholders is set forth below:

Name of                         Amount of Shares              Amount of Shares
Selling Shareholder              to be Offered*       Owned before and after Offering*
- --------------------------------------------------------------------------------------
A. Baciocco                            921                          6,179
E. Bailey                             1,382                         9,530
E. Clark                               995                          8,905
W. Donaldson                           921                         10,489
R. Fullerton                          2,841                         5,406
J. Howard                              921                          4,898
B. Karatz                             1,614                         4,855
A. Rand                                349                          3,101
M. Wright                              921                          6,448

Each of the Selling Shareholders is a non-employee member of the Board of Directors of the Company.

- --------------------
* Note: All of the Shares to be Offered by the Selling Shareholders are Shares which were previously issued to them as restricted securities, are currently owned by them, and are now being registered for re-offer and re-sale by such persons.


                              PLAN OF DISTRIBUTION

     The Selling Shareholders may offer and sell the Shares from time to time in transactions on the NYSE through licensed broker-dealers at then prevailing market prices or otherwise at prices and on terms then obtainable. Sales may be made to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     To the extent required, this Prospectus will be updated to reflect any change in the Selling Shareholders for whose account Shares are to be offered, the number of Shares so offered for such Selling Shareholders' account and, if such offering is to be made by or through underwriters or dealers, the names of such underwriters or dealers and the principal terms of the arrangements between the underwriters or dealers and the Selling Shareholders for whose account such offering is being made.

     The Selling Shareholders have advised the Company that they have not made any arrangement with any broker-dealer for the sale of the Shares. The Selling Shareholders and any broker-dealer acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of the Act, in which case any commissions received by a broker-dealer and any profit realized by them on the resale of the Shares as principal may be deemed underwriting compensation under the Act.


                             VALIDITY OF THE SHARES

     The validity of the Shares has been opined on for the Company by Warren E. Simpson, Esq., Senior Counsel of the Company.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated into this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.





     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances created any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities to which it relates or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction in which it is not lawful to make any such offer or solicitation.

                         ------------------------------


                                TABLE OF CONTENTS

                                                                            Page

Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Incorporation of Certain Documents
  by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Validity of the Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4


                                  10,865 Shares


                                 HONEYWELL INC.


                                  Common Stock